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                                                       Exhibit 99.4



GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION                     REVOCABLE PROXY



    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF GUARANTY SAVINGS AND HOMESTEAD ASSOCIATION (THE "ASSOCIATION") FOR USE ONLY AT A SPECIAL MEETING OF MEMBERS TO BE HELD ON _______ __, 1997 AND ANY ADJOURNMENT THEREOF.

    The undersigned, being a member of the Association, hereby authorizes the Board of Directors of the Association or any successors in their respective positions, as proxy, with full powers of substitution, to represent the undersigned at the Special Meeting of Members of the Association to be held at the Association's main office located at 3798 Veterans Boulevard, Metairie, Louisiana 70002 on ______ __, 1997, at __:00 a.m., Central Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth below:

    (1) To vote FOR or AGAINST a Plan of Conversion pursuant to which the Association would be converted from a Louisiana-chartered mutual savings and loan association to a Louisiana-chartered stock savings and loan association and issue all of its capital stock to a holding company, GS Financial Corp. and the transactions provided for in such Plan of Conversion, including the adoption of a new stock Articles of Incorporation and new Bylaws for the Association.


                        FOR /   /         AGAINST /   /


    (2) To vote, in its discretion, upon such other business as may properly come before the Special Meeting or any adjournment thereof. Except with respect to procedural matters incident to the conduct of the meeting, management is not aware of any other such business.


    This proxy, if executed, will be voted FOR adoption of the Plan of Conversion if no choice is made herein. Please date and sign this proxy on the reverse side and return it in the enclosed envelope.


                      (Continued and to be signed on other side)

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                             (Continued from other side)




     Any Member giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Association either a written revocation of the proxy, or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting.

    The undersigned hereby acknowledges receipt of a Notice of Special Meeting of the Members of the Association called for the __th day of ____, 1997 and a Proxy Statement for the Special Meeting prior to the signing of this Proxy.


                                       Date:                            , 1996
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                                             --------------------------
                                                    Signature


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                                                    Signature

                             Note: Please sign exactly your name appears on this Proxy. Only one signature is required in the case of a joint account. When signing in a representative capacity, please give title.